Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript ORLY - O'Reilly to Acquire CSK Auto for $1.0 Billion Event Date/Time: Apr. 01. 2008 / 10:00AM ET

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CORPORATE PARTICIPANTS

Greg Henslee

O'Reilly Automotive, Inc. - CEO

Tom McFall

O'Reilly Automotive, Inc. - CFO

Ted Wise

O'Reilly Automotive, Inc. - COO

CONFERENCE CALL PARTICIPANTS

Sharon Zackfia

William Blair - Analyst

Scott Ciccarelli

RBC Capital Markets - Analyst

Mike Baker

Deutsche Bank - Analyst

Matthew Fassler

Goldman Sachs - Analyst

Gary Balter

Credit Suisse - Analyst

Tony Cristello

BB&T Capital Markets - Analyst

Cid Wilson

Kevin Dann & Partners - Analyst

Rick Weinhart

BMO Capital Markets - Analyst

PRESENTATION

Operator

Good morning, everyone, and welcome to the O'Reilly Auto Parts conference call. With us today from O'Reilly Automotive we have Mr. Greg Henslee, Chief Executive Officer, Mr. Tom McFall, Chief Financial Officer, and Mr. Ted Wise, Chief Operating Officer. After the prepared remarks we will open up the call for a brief question-and-answer period.

I would now like to turn the call over to Mr. Greg Henslee. Good morning, sir. Please go ahead.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Good morning. Thank you, Ray, and thanks, everyone, for joining us on today's conference call. Today is truly an exciting day for O'Reilly and CSK, its shareholders and our team members across the United States. Joining me today is Tom McFall, our Chief Financial Officer, and Ted Wise, our Chief Operating Officer. I'm sure by now everyone has seen the press release that we issued this morning announcing that our company and CSK have entered into a definitive agreement under which O'Reilly will acquire all the outstanding shares of CSK in an exchange offer with an overall value of approximately $1 billion, which includes approximately $500 million of CSK's existing debt. Under the terms of the agreement, CSK shareholders will receive $11 of O'Reilly common stock subject to a caller, plus $1 in cash for each share of CSK common stock they own.

This transaction is strategically compelling. It builds on the already solid foundations of both companies and combines them to create an even stronger and more competitive company with the ability to even better meet the continuing evolution of the automotive aftermarket. We are creating a company that will generate significant value for the combined company's shareholders, growth opportunities for team members and

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enhanced service to our customers. One of the main aspects of this transaction is the fact that our two companies maintain highly complimentary business models in two distinctive regions of the country. O'Reilly possesses a strong midwestern and southeastern presence, and CSK is primarily located in the western region of the United States. Building upon the foundation that we have both established we will enable the combined company to further leverage O'Reilly's dual market strategy which is thus far been very effective. Additionally, as a combined company, we will be well positioned to expand our geographical reach and touch points to the consumer.

By acquiring CSK, O'Reilly will now offer a national platform which will allow for further expansion into other geographical regions throughout the country. Moreover, this acquisition provides O'Reilly with the opportunity to enhance CSK's existing operations. Following the transaction, we expect to, over time, execute our dual market strategy of providing exceptional service to both our existing and new DIY customers and professional installers in implementing our industry-leading distribution and inventory management systems to further improve the combined company's competitiveness and enhance its strong presence in existing markets. Following the close of the transaction, O'Reilly's national platform will be poised to capitalize on its strong market presence. Additionally, this transaction will further solidify O'Reilly as the third largest national auto parts retailer, with approximately 3,200 stores located across the United States and approximately $4.4 billion of 2007 pro forma revenues. With that, I'd like to turn the call over to Tom, who will discuss some of the financial aspects of the transaction.

Tom McFall - O'Reilly Automotive, Inc. - CFO

Thanks, Greg. Before I discuss the financial considerations of this transaction, I'd like to emphasize that I share Greg's enthusiasm for this combination. While the business rationale is quite clear, this transaction will also provide enhanced opportunities for growth. While we anticipate that the transaction will be modestly accretive to O'Reilly's earnings per share in fiscal 2009, we expect to realize cost savings of approximately $100 million annually beginning in fiscal year 2010, resulting in more earnings per share accretion. We expect synergies to come primarily from leveraging the combined company's buying power to lower product acquisition costs and streamlining CSK's SG&A expense structure by implementing O'Reilly's culture -- excuse me, culture and dual market strategy.

Based on the closing stock price on Monday, March 31st, 2008, O'Reilly expects to issue approximately 16 million shares of O'Reilly common stock to CSK shareholders. From a financing perspective, we have entered into a commitment for $1.2 billion asset-based revolving credit facility with Bank of America and Lehman Brothers, which will be used to refinance debt, fund the cash portion of the consideration, and other transaction-related fees and expenses, and to provide ample liquidity for the combined company going forward. I would now like to turn the call back over to Greg, who will make some final comments about the transaction.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Thanks, Tom. As I hope you can tell, we believe the financial and business rationale of an O'Reilly and CSK combination are extremely compelling. This transaction is subject to the successful conclusion of the exchange offer as well as customary closing conditions and antitrust approvals, including Hart-Scott-Rodino. We have a strong and seasoned management team with average industry experience of 16 years. That team is key to the integration execution of our dual market strategy. We see tremendous growth opportunities from our broader geographic reach which we expect to drive revenues, facilitate new customer relationships and provide us with the opportunity to expand further to other regions of the country.

For CSK shareholders, this transaction provides them with the ability to participate in the upside potential of the combined entity. Our company has a great track record of creating value for shareholders, and I have great confidence in the prospects for the combined company in the years ahead. We hope you share our enthusiasm with this. That concludes our prepared remarks this morning. Thank you for joining us today. And, Ray, if could you come back on, we would like to take questions now.

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QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS) We'll pause for just a moment to compile the Q&A roster. Our first question comes from Sharon Zackfia of William Blair. Please go ahead.

Sharon Zackfia - William Blair - Analyst

Hi. Good morning.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Good morning, Sharon.

Sharon Zackfia - William Blair - Analyst

I had a few questions. I guess -- I know this is difficult to answer but when do you anticipate the acquisition will close?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

We said in our press release later this summer. I think that realistically we're thinking 60 to 90 days, somewhere in that area, but that's yet to be determined.

Sharon Zackfia - William Blair - Analyst

Based on the stock price, it seems like the acquisition would likely be a little bit dilutive for this year. Is there any guidance that you can give us, Tom, on what we should expect from that?

Tom McFall - O'Reilly Automotive, Inc. - CFO

We're not giving guidance for the remainder of 2008. We'll update the information on a future conference call.

Sharon Zackfia - William Blair - Analyst

Okay. Then maybe more strategically, obviously you've had a chance to drill down into CSK's structure pretty closely. Is -- and obviously there's a lot of room hopefully to improve CSK's operating margin. I'm curious is there anything inherent in CSK's west coast presence that would preclude operating margins at CSK kind of mimicking O'Reilly's over time? And then from an infrastructure standpoint, do you anticipate building out the distribution center network as I suspect that will be something you will have to do if you want to service the commercial customer better on the west coast?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Okay. With regard to operating margins, our plan obviously is to integrate the two companies and use the best of both companies to make a better combined company, and part of that includes executing our dual market strategy in the western half of the United States, and if we can successfully do that, over time we would expect to see operating margins similar to what we've been able to generate with the O'Reilly stores. With regard to distribution, as you know, part of the execution of our dual market strategy is having this intensive distribution network and access to parts that it takes to service the installer customers and the professional side of the business, so over time our plan would be that we would further enhance their distribution network in order to serve the wholesale customers better.

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Sharon Zackfia - William Blair - Analyst

But that isn't something where we would expect, say in 2009, all of a sudden you opened five distribution centers in California or something like that? It would be more gradual?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

No, and the plan is still in place, and we're not ready to announce a final plan on what we will do to enhance the distribution network, but I can assure you we won't be opening five distribution centers in California.

Sharon Zackfia - William Blair - Analyst

I guess from a CapEx perspective, as you're digesting CSK and you're investing in the distribution centers and so on, and realizing their margin potential, would we expect kind of a slowdown in O'Reilly's organic growth expansion?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Yes, we would expect this year to slow our growth a little bit, maybe to 140, 150 store range, and then we'll see where we're at towards the end of the year and make an announcement for '08.

Sharon Zackfia - William Blair - Analyst

Okay, so 140 to 150 in '08, thank you.

Operator

Thank you. Our next question comes from Scott Ciccarelli of RBC Capital Markets. Please go ahead.

Scott Ciccarelli - RBC Capital Markets - Analyst

Hey, guys. Scott Ciccarelli. This is a little bit of a follow-up to the previous question. I'm just trying to figure out what kind investment you guys you think you will have to make both in terms of capital to deploy both into CSK stores as well as DC side of the business.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Scott, we still need to take a look at their distribution model because it is different than ours. We would like to spend a little more time with them to come up with a great plan so that we can give very good guidance on that, but at this time we're not ready to give guidance for CapEx.

Scott Ciccarelli - RBC Capital Markets - Analyst

Okay. And then I guess I'm assuming everything will be converted to the O'Reilly name, because CSK is obviously operating a portfolio brand name on their own.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Well, as I think would you assume, we have a lot of respect for the CSK company and the brands that they have established over the years. Our -- the ideal situation for us would be that over time, we would be able to convert those brands to O'Reilly, but as we've done in past acquisitions we dual brand for some time, and then

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transition to the O'Reilly brand. And our plan would be to evaluate the effectiveness of those brands and the markets in which they operate, and then consider whether or not it makes sense to consolidate those brands into O'Reilly, which would ultimately be our goal, providing it makes sense as we move down the road.

Scott Ciccarelli - RBC Capital Markets - Analyst

Okay, let me ask a different question. Has there ever been an instance where did you not convert somebody that you purchased? And I understand this is larger than previous ones, but have you ever not converted to the O'Reilly brand name?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

No, our strategy is when we acquire someone that we eventually convert them to the O'Reilly brand.

Scott Ciccarelli - RBC Capital Markets - Analyst

Okay. And last question is, just regarding -- and I understand you're still in the assessment phase of the assets that you're expecting to purchase here. But from a personnel perspective, would we expect to see, or would you expect to see an increase in labor in the stores as you try and ramp up some of the CSK stores into a dual brand strategy?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

I think over time, and commensurate with volume that we would do on the wholesale side, yes, I would think. We would add -- so over time we would add drivers and installer service specialists, the team members that service our installer customers. That makes sense based on having the distribution capacity to service the wholesale side of the business and the potential for revenue to leverage the additional expense.

Scott Ciccarelli - RBC Capital Markets - Analyst

Okay. All right, great, thanks a lot, guys.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Thanks, Scott.

Operator

Thank you. Our next question comes from Mike Baker of Deutsche Bank. Please go ahead.

Mike Baker - Deutsche Bank - Analyst

Hi. Thanks, guys. First question is just on the structure of the deal, that $1 in cash that is subject to reduction. Why would that be reduced? Is the idea that you're trying to keep the total price around $12, and so if your stock goes higher, then you reduce the dollar, or is there something else going on in there?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

No, it ties directly to the covenants that CSK has with their credit facility, and if something were to happen that required that those covenants be amended, that amendment fee would come out of that $1.

Mike Baker - Deutsche Bank - Analyst

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Okay. Thanks. Okay. Good, that's helpful. And then my -- I guess the last question, is it just on the potential to bring the old CSK stores up to your margins. Correct me if I'm wrong, but they rent most of their stores, you own a good deal of your stores. So is there going to be any change in strategy in terms of renting or owning stores? And the stores that rent, I imagine it would be harder to bring those margins up to yours just because they're paying the rent. Another way to say it, when you say bring their margins up to yours, are you looking at operation margin or EBITDAR, or what metric are you referring to?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Mike, you bring up a good point. Operating margins because they don't own the stores and don't have the capital invested we don't anticipate they will get as high as ours, but if we looked at an EBITDAR basis we would expect to get them in the same range that we are in. From an ongoing capital expenditures standpoint and buying versus leasing their stores, we'll take a look and see what the opportunities are there, and weigh the cost of capital and determine as we grow that store base on the west coast, do we want to buy or lease.

Mike Baker - Deutsche Bank - Analyst

Great. Okay. Thank you.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Thanks.

Operator

Thank you. Our next question comes from Matthew Fassler of Goldman Sachs. Please go ahead.

Matthew Fassler - Goldman Sachs - Analyst

Thanks a lot, and good morning. A couple of questions. First of all, what do you anticipate in terms of interest rate savings as you ultimately refinance CSK's debt, given that your leverage as a combined company will be significantly below theirs?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Matthew, it depends on -- they have a tiered structure of where they're at, and depending on different metrics, they have a different interest rate, but we still to have go to market to place our debt. So our interest rate, although we're comfortable with the indicative rate is not finalized. So I can't give you a definitive answer on that.

Matthew Fassler - Goldman Sachs - Analyst

And will you be able to -- just to help us understand, will you be able to take out all of their paper and facilities in relatively short order or will you need to hold on to some of them over the longer term?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

We're going to evaluate our options. Their debt breaks into two pieces, senior unsecured, and we'll take a look and see what makes sense from a capitalization standpoint. We have the ability to. We will see what makes the most sense going forward.

Matthew Fassler - Goldman Sachs - Analyst

Got you. Secondly, do you anticipate closing any CSK stores as you review the portfolio?

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Greg Henslee - O'Reilly Automotive, Inc. - CEO

We've not yet decided to close any, although there is some overlap in a couple of markets that it might make sense to consolidate a few stores, but it's not significant.

Matthew Fassler - Goldman Sachs - Analyst

Then finally, can you talk about commercial penetration at CSK, compare it to your own? I don't think you've done that on this call yet. And talk about what kind of ramp would be involved with getting them to parity with you. And also, if you look at prior deals that you've done with companies that were more lopsided towards DIY, do those acquisitions get to 50/50, or do they get to somewhere south of that?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Today CSK reports that they have approximately 18% do it for me sales. Our effort would be to put in place, like I said earlier, a distribution infrastructure and a merchandise mix that allows us to maximize the amount of revenue that we could do out of each location on the wholesale side of the business. In past acquisitions that we've done that were more retail inclined, I think that we eventually end up similar to where we are at 50/50. And again, as I've said many times, as most of you probably know, our intent is not to be a 50/50 company. Our intent is to be the best retailer we can possibly be and the best professional supplier we can possibly be, and it just happens to be that comes out to a 50/50 mix, but, yes, our expectation would be that we would eventually get those stores to a similar operating mix to the stores that we operate today.

Matthew Fassler - Goldman Sachs - Analyst

Got you. That's great. Thank you so much.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Thanks, Matt.

Operator

Thank you. Our next question comes from Gary Balter of Credit Suisse. Please go ahead.

Gary Balter - Credit Suisse - Analyst

Thank you. First of all, congratulations, on this transaction. Just a couple simple questions, because most of them have been asked. You talk about $100 million of synergies. That's -- I think what you said is mostly on the buying side, on the expense side, so what happens if sales are significantly higher? Is that captured in that $100 million?

Tom McFall - O'Reilly Automotive, Inc. - CFO

The $100 million, we'd be looking at buying synergies and also the opportunity to grow revenues from the dual market strategy approach.

Gary Balter - Credit Suisse - Analyst

And that incorporates all costs involved in that? When you talk about CSK being 18% do it for me, could you put that in perspective? What was Hi-Lo?

Tom McFall - O'Reilly Automotive, Inc. - CFO

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Hi-Lo was similar percentage.

Gary Balter - Credit Suisse - Analyst

Okay. And you got them -- I think Matt had asked, you got them pretty close to $50 million over time.

Tom McFall - O'Reilly Automotive, Inc. - CFO

Correct. Similar to the rest of the chain.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Yes, today they operate at about $50 million.

Gary Balter - Credit Suisse - Analyst

And then those -- just doing my math, but maybe I'm doing it wrong, but Hi-Lo as a percent of your business was a bigger percent than CSK was in terms of number of stores you were acquiring at the time. Is that fair?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

I believe that's right.

Gary Balter - Credit Suisse - Analyst

So this actually -- so this shouldn't be that -- I'm not saying that it's not challenging, there's obviously a lot to do, but you've done something like this already.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

That's right. We've had three major acquisitions, as you know. We acquired Hi-Lo in '98, Mid-State in 2001, and Midwest in 2005, and Hi-Lo would compare most appropriately proportionately to this acquisition, which proportionally would have been a little greater than this, although the scope of this is very large obviously.

Gary Balter - Credit Suisse - Analyst

Yes. Okay. Well, that's it. Thank you.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Thanks, Gary.

Operator

Thank you. Our next question comes from Tony Cristello of BB&T Capital Markets. Please go ahead.

Tony Cristello - BB&T Capital Markets - Analyst

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Hi. Thank you. Congratulations, guys. I guess one question I had, and maybe, Greg, if you could discuss a little bit the differences in operating the west coast marketplace, with sort of from a competitive landscape side versus some of the other more traditional markets that you're in right now.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Well, we've not yet operated there, but in our evaluation, I think that we would see the markets on the west coast as very similar to the markets that we currently operate in. They have similar wholesale competitors, similar retail competitors, so we wouldn't see a lot of difference when comparing the west coast markets to some of our present markets.

Tony Cristello - BB&T Capital Markets - Analyst

Do you think it will be just as easy to implement the 50/50 strategy, or do you think there's in some instances more demand for a DIY approach?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

I don't think it's ever easy to execute the dual-market strategy, but it's something that we've been able to do and will continue to be able to do. My thought right now would be that in those markets with the exception of some market iterations where you might just be in a demographic area that there are more do it yourselfers, we have stores today that might do 70% retail and 30% wholesale just because of their location in a market. I would expect that to exist in these west coast markets. But overall I would say the potential exists that we could do a business mix similar to what we do in our existing stores.

Tony Cristello - BB&T Capital Markets - Analyst

Okay. And one other question, I guess more related to the $100 million in annual savings. Is this something that will be a stair-step, or are there certain agreements that you have to get in place, and then they will be done, then all of a sudden the $100 million will be there, I guess particular on the buying side of things?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

No. We stair-step into that, Tony, as we move through product lane changes and all the things that happen as part of an acquisition like that.

Tony Cristello - BB&T Capital Markets - Analyst

And will that be a situation of transitioning away from possibly vendors that you currently use or mostly will that be vendors that CSK has now that either will come to your terms, or you will just double up with what you have thou with your existing vendors?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Yes. All the product lines that they have in their stores will be evaluated on the merit of their success in those markets and we will make those decisions one at a time, based on the effectiveness of the product lines in the markets in which they're doing business.

Tony Cristello - BB&T Capital Markets - Analyst

Okay. And I'm sorry, did you say what the rate of debt was going to be on that piece that you're taking down for this transaction?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

No, we haven't given guidance on that.

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Tony Cristello - BB&T Capital Markets - Analyst

Okay. Can we just assume a market rate, or is it something -- or is it contingent on anything in terms of the transaction?

Tom McFall - O'Reilly Automotive, Inc. - CFO

We will try to get the best rate that we can.

Tony Cristello - BB&T Capital Markets - Analyst

Okay. Thanks, guys.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Thanks, Tony.

Operator

Thank you. Our next question comes from Cid Wilson with Kevin Dann & Partners. Please go ahead.

Cid Wilson - Kevin Dann & Partners - Analyst

Hi, congratulations on your new transaction. My first question is regarding the branding. Are you planning -- any thoughts on whether you're just going to convert all the stores to O'Reilly, or will you try some co-branding temporarily to sort introduce the O'Reilly brand to the west coast?

Ted Wise - O'Reilly Automotive, Inc. - COO

This is Ted. The first thing we are going to do is look at -- there will probably be a phased branding change. For instance, like up in the [Murray's], and up in Minnesota where we're operating as an O'Reilly, those would be natural stores to change over to the O'Reilly brand as -- really as soon as we can from a line commonality standpoint. Then we'll just -- it's really too early to say what we're going to do from a timing standpoint of California where their brands have been there so long, they're so strong, and those markets are somewhat free-standing markets. So we're going to have to go through a real careful, well thought-out process of how and when we're going to do that.

Cid Wilson - Kevin Dann & Partners - Analyst

Okay. And then my second question is, any update or any changes to your organic store plan?

Ted Wise - O'Reilly Automotive, Inc. - COO

Yes. With consideration to the integration of these stores to our model and the merchandise resets and everything, we would plan this year to reduce our new store openings to somewhere in the range of 140 to 150 stores from 205, which is what we previously announced.

Cid Wilson - Kevin Dann & Partners - Analyst

Okay. Thank you very much.

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Greg Henslee - O'Reilly Automotive, Inc. - CEO

Cid, we would also be looking at our '09 store class in determining what the right number is. So that will be under review also.

Cid Wilson - Kevin Dann & Partners - Analyst

Okay, thanks.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Thanks, Cid.

Operator

Thank you. Our final question comes from Rick Weinhart of BMO Capital Markets. Please go ahead.

Rick Weinhart - BMO Capital Markets - Analyst

Hi. Good morning, gentlemen.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Good morning, Rick.

Rick Weinhart - BMO Capital Markets - Analyst

Couple questions. On the real estate, that CSK -- well, the store locations, I should say, they have, have you looked at whether or not -- or what percentage of these stores you think are kind of in the right place, in the right market? I know you probably don't have enough time to do in this detail, but in your initial plans, do you think there's an opportunity to move some of these stores to less higher rent areas?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

We feel like most of the stores are in locations that would be suitable to us. Obviously there's a detailed one store at a time analysis that has to be done to make that final determination, but we're relatively confident that the majority of the stores that they have are in locations that would be suitable to our dual market strategy. And they're in a good retail position.

Ted Wise - O'Reilly Automotive, Inc. - COO

But as their leases come due, as our normal process, we'll review the stores.

Rick Weinhart - BMO Capital Markets - Analyst

Okay. And, on the product mix going forward at CSK, have you had any initial discussions with vendors yet?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

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No, we have not. At our annual manager's conference in February we announced, following our public announcement of interest in acquiring CSK, that we were pursuing the transaction, but there had been no specific discussions with vendors about possible changeovers and so forth.

Rick Weinhart - BMO Capital Markets - Analyst

Okay. And is a part of this deal, I imagine you're expecting to get some benefits, working capital, related to combining your buying power and so forth. What -- in terms of timing expectation, historically, when you've gone through a merger, when do you start to see, or how long does it take to get the benefits on a working capital perspective?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Well, you, of course, have to first make the -- as a transition of products, if there's a transition to make, or you go back and renegotiate the deals if the product lines are common already. Those discussions start immediately, and then they incrementally roll in over the next year as we negotiate deals with vendors and as we proceed with changeovers in the CSK stores.

Rick Weinhart - BMO Capital Markets - Analyst

Okay. And have you made any estimate on how much you will be able to take out of working capital?

Greg Henslee - O'Reilly Automotive, Inc. - CEO

No, we have not.

Rick Weinhart - BMO Capital Markets - Analyst

Okay. Alright. Thanks very much.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

You bet, thank you.

Operator

Thank you. I would now like to turn the floor back to Mr. Henslee for any closing comments.

Greg Henslee - O'Reilly Automotive, Inc. - CEO

Okay. Well, I just want to say thanks to everyone for their time this morning. As everyone knows we've been excited about this opportunity for some time, and we're looking forward to closing the transaction and proceeding with integrating CSK with O'Reilly Auto Parts and taking advantage of the attributes that both companies have to create a national footprint that can be successful in executing our dual market strategy. So thanks for everyone's time, and we will update you further on our next conference call. Thanks.

Operator

Thank you. This concludes today's O'Reilly Auto Parts conference call. You may now disconnect, and have a great day.

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In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

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Additional Information

In connection with the exchange offer, O'Reilly intends to file a registration statement on Form S-4 and a Schedule TO with the Securities Exchange Commission ("SEC") and CSK intends to file a solicitation/recommendation statement on Schedule 14D-9. Such documents, however, are not currently available. These documents contain important information about the transaction and should be read before any decision is made with respect to the exchange offer. Investors will be able to obtain free copies of the registration statement, Schedule TO, Schedule 14D-9 as well as other filings containing information about O'Reilly and CSK without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. A free copy of the exchange offer materials, when they become available, may also be obtained from O'Reilly or CSK.

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